UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

10770 E. Briarwood Avenue
Centennial,	CO		80112
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2026, Quantum Corporation (the “Company”) announced the appointment of William H. White as the Company’s Chief Financial Officer, effective February 2, 2026. In connection with his appointment, Mr. White will also assume the role of Principal Financial Officer.

Mr. White, 44, most recently served in various capacities at Emotive, a software development company, including as Chief Financial Officer and Head of Revenue Operations, from January 2024 to August 2025, and as Vice President of Finance and Head of Revenue Operations, from June 2022 to December 2023. From April 2021 to June 2022, Mr. White served as Fractional CFO and Strategic Finance Consultant at VUCA Strategies, a business consulting and services company. He served as Head of Revenue at Human AI Labs Inc. (dba Personal AI), an artificial intelligence technology company, from September 2020 to April 2021. Prior to that, Mr. White served as Director of Corporate Development & Finance at Affordify Inc., a financial services company, from 2017 to 2020. From 2009 to 2020, he held various roles at Goldbum Lentz & Co., an investment banking and business brokerage firm, including Investment Banking Partner from 2015 to 2020. Mr. White holds an MBA from the University of Denver and a B.A. from the University of Colorado Boulder.

In connection with his appointment, Mr. White entered into an offer letter (the “Offer Letter”) with the Company providing for (a) an annual base salary of $375,000 and (b) participation in the Company’s bonus program with a target bonus equal to 50% of his base salary, with the actual payout to be based on company and individual performance. In addition, as a material inducement to Mr. White entering into employment with the Company, the Leadership and Compensation Committee of the Company’s board of directors (the “Committee”) approved the grant of (a) 25,000 restricted stock units (“RSUs”), which vest annually in three equal installments on each anniversary of the grant date, subject to continued employment, and (b) 25,000 performance-based RSUs, which vest based on the achievement of performance metrics approved by the Committee, subject to continued employment (collectively, the “New Hire Grants”). The New Hire Grants are subject to the terms of the Company’s 2021 Inducement Plan, as amended, and are expected to be effective as of March 2, 2026.

Mr. White also entered into the Company’s standard form of change of control agreement for its executive officers (the “Change of Control Agreement”), under which, if a Change of Control (as defined in the Change of Control Agreement) of the Company occurs and within the period beginning three (3) months prior to and ending twelve (12) months following the Change of Control (the “Change of Control Period”), Mr. White’s employment with the Company ends as a result of an Involuntary Termination (as defined in the Change of Control Agreement), the Company will provide to Mr. White the following severance payments and benefits:

•a lump sum cash payment equal to (a) twelve (12) months of his then-annual base salary, plus (b) 100% of his target annual bonus opportunity,
•100% accelerated vesting of his then-outstanding time-vested equity awards, and
•a lump sum cash payment equal to twelve (12) months’ worth of COBRA premiums.

In addition, under the terms of the Offer Letter and outside of the Change of Control Period, if Mr. White’s employment with the Company is Involuntarily Terminated, the Company will provide to Mr. White the following severance payments and benefits:

•a lump sum cash payment equal to six (6) months of his then-annual base salary, and
•reimbursement of premiums for six (6) months continued COBRA coverage for Mr. White and his eligible dependents (or such earlier date that Mr. White is no longer eligible for COBRA), subject to the terms set forth in the Offer Letter.

The severance payments and benefits described above are subject to Mr. White entering into and not revoking a release of claims in favor of the Company.

The foregoing descriptions of the Offer Letter and the Change of Control Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Offer Letter and the Change of Control Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Mr. White has also entered into the Company’s standard form of indemnification agreement. There is no arrangement or understanding between Mr. White and any other person pursuant to which he was selected as an officer of the Company. There are no transactions between Mr. White and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Additionally, there are no family relationships between Mr. White and any director or executive officer of the Company.

Item 8.01 Other Events.

On February 2, 2026, the Company issued a press release announcing the appointment of Mr. White as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1#	Offer Letter dated January 8, 2026 by and between the Company and William H. White.
10.2#
Form of Amended and Restated Change of Control Agreement by and between the Company and each of the Company’s Executive Officers (incorporated by reference to Exhibit 10.5 the Company’s Annual Report on Form 10-K filed August 26, 2025).

99.1	Press Release dated February 2, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
# Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

February 2, 2026	/s/ Laura A. Nash
(Date)	Laura A. Nash
Chief Accounting Officer